UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On December 14, 2020, Scilex Pharmaceuticals Inc. (“Scilex”), an indirect subsidiary of Sorrento Therapeutics, Inc. (the “Company”), the Company, U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Agent”), and the beneficial owners of the senior secured notes due 2026 (the “Securities”) and the holders of such Securities listed on the signature pages thereto (the “Holders”) entered into a Consent Under and Amendment No. 3 to Indenture and Letter of Credit (the “Amendment”), which amended: (i) that certain Indenture, as amended, dated September 7, 2018, by and among Scilex, the Company, the Trustee and the Agent (the “Indenture”), and (ii) that certain Irrevocable Standby Letter of Credit, as amended, issued by the Company to Scilex in the maximum aggregate amount of $35,000,000, with a date of issuance of September 7, 2018 (the “Letter of Credit”). Pursuant to the Indenture, the Company agreed to irrevocably and unconditionally guarantee, on a senior unsecured basis, the punctual performance and payment when due of all obligations of Scilex under the Indenture.

A portion of the proceeds from the offering of the Securities were used to fund a $20.0 million segregated reserve account (the “Reserve Account”) and a $25.0 million segregated collateral account (the “Collateral Account”) pursuant to the terms of the Indenture. Pursuant to the Indenture, funds in the Reserve Account were to be released to Scilex upon receipt by the Trustee of an officer’s certificate under the Indenture from Scilex confirming receipt of a marketing approval letter from the United States Food and Drug Administration with respect to SP-103 or a similar product with a concentration of not less than 5% (the “Marketing Approval Letter”) on or prior to July 1, 2023. Funds in the Collateral Account were to be used to secure Scilex’s obligations under the Indenture.

Pursuant to the Amendment, the Holders agreed to release all of the aggregate $45.0 million in restricted funds held in the Reserve Account and the Collateral Account for the purpose of consummating the repurchase of an aggregate of $45.0 million of principal amount of the Securities from the Holders on a pro rata basis at a purchase price equal to 100% of the principal amount thereof (such repurchase, the “Effective Date Repurchase”). In connection with the Effective Date Repurchase, the parties also agreed to remove Scilex’s obligations under the Indenture to (i) repurchase $25.0 million of Securities from the holders if the Letter of Credit is drawn on, and (ii) repurchase $20.0 million of Securities from the holders if Scilex does not receive the Marketing Approval Letter on or prior to July 1, 2023.

The Amendment also revised the minimum cash covenant in the Indenture to provide that the amount of cash equivalents in bank accounts that Scilex is required to have as of the end of any calendar month shall, commencing with the month ending December 31, 2020, be equal to at least $4.0 million in the aggregate, provided that if Scilex does not effectuate (i) the December Optional Repurchase (as defined below) and (ii) at least one of either (x) the February Optional Repurchase (as defined below) or (y) the April Optional Repurchase (as defined below), then, commencing with the month ending April 30, 2021, and for each month thereafter, such amount shall be at least $10.0 million in the aggregate. If Scilex fails to meet the foregoing minimum cash requirements, then Scilex will be required to draw on the Letter of Credit.

The Amendment also provides Scilex with the option, in its sole and absolute discretion, to repurchase Securities from the holders thereof on a pro rata basis on each of December 16, 2020 (the “December Optional Repurchase”), February 12, 2021 (the “February Optional Repurchase”) and April 13, 2021 (the “April Optional Repurchase” and, together with the December Optional Repurchase and the February Optional Repurchase, the “Optional Repurchases”), in each case in an aggregate amount equal to the lesser of $20.0 million or the then-outstanding principal amount of Securities, at a purchase price in cash equal to 100% of the principal amount thereof.

The Amendment further provides that in the event that the Letter of Credit is drawn upon by Scilex, then Scilex shall, within five business days of such draw, repurchase Securities from the holders thereof on a pro rata basis in an aggregate amount equal to the lesser of $20.0 million or the then-outstanding principal amount of Securities, at a purchase price in cash equal to 100% of the principal amount thereof.

Pursuant to the Amendment, the Holders also consented to Scilex incurring up to $10.0 million of indebtedness in connection with an accounts receivable revolving loan facility with another lender and the incurrence of liens and the pledge of collateral to such lender in connection therewith.

The Amendment includes representations and warranties of the parties, indemnification obligations and other terms and conditions customary in agreements of this type. The representations, warranties and covenants contained in the

Amendment were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Amendment, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Amendment is incorporated herein by reference only to provide investors with information regarding the terms of the Amendment, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.1, as well as copies of: (i) the Indenture, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2018, (ii) the Omnibus Amendment No. 1 to Indenture and Letter of Credit, dated as of October 1, 2019, by and among Scilex, the Company, the Trustee and the Holders, which was filed with the Company’s’ Current Report on Form 8-K filed with the SEC on October 1, 2019 and (iii) the Omnibus Amendment No. 2 to Indenture and Letter of Credit, dated as of March 30, 2020, by and among Scilex, the Company, the Trustee and the Holders, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

10.1+

Consent Under and Amendment No. 3 to Indenture and Letter of Credit, dated December 14, 2020, by and among Scilex Pharmaceuticals Inc., Sorrento Therapeutics, Inc., U.S. Bank National Association, as trustee and collateral agent, and the beneficial owners of the senior secured notes due 2026 and the holders of such securities listed on the signature pages thereto.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+ Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: December 15, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer